SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 1998

CHOCK FULL O'NUTS CORPORATION
(Exact name of Registrant as specified in its charter)


New York                1-4183          13-0697025
(State or other        (Commission     (IRS Employer
jurisdiction of         File Number)  Identification No.)
incorporation)

370 Lexington Avenue, New York, NY        10017
(Address of principal executive office) (Zip Code)

Registrant's telephone number, including area code (212)532-0300

NA
(Former name or former address, if changed since last report)



Item 4: Changes in Registrant's Certifying Accountant

On April 30, 1998 the Company engaged Grant Thornton, LLP as its independent auditors for the year ending July 31, 1998 as approved by the Executive Committee of the Board of Directors and simultaneously dismissed Ernst & Young LLP.

The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended July 31, 1996 and 1997, and in the subsequent interim periods there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. Further, there were no reportable events as that term is described in
Item 304(a)(1)(v) of Regulation S-K.

The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated May 5, 1998 is filed as
Exhibit 1 to this Form 8-K.

Item: 8:        Financial Statements, Pro Forma Financial
Statements and Exhibits

		(c)     Exhibits:

			1.  Letter from Ernst & Young LLP dated May 5, 1998


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CHOCK FULL O'NUTS CORPORATION

By:
Howard M. Leitner
Senior Vice President
and Chief Financial Officer

Dated:  May 5, 1998


Exhibit 1 to Item 8:  (c)


May 5, 1998



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K of Chock full o'Nuts Corporation with the date of May 5, 1998 and are in agreement with the statements contained in paragraphs 2 and 3 of such item on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.




ERNST & YOUNG LLP